UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2021 (November 23, 2021)

Infinite Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	001-41087 (Commission File Number)	98-1593937 (I.R.S. Employer Identification No.)

660 Madison Avenue New York, New York (Address of principal executive offices)		10065 (Zip Code)

(212) 644-4200
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	NFNT.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	NFNT	New York Stock Exchange
Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	NFNT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on November 23, 2021, Infinite Acquisition Corp. (the “Company”) and LionTree Advisors LLC (“LionTree Advisors”) entered into an engagement letter, pursuant to which LionTree Advisors provided the Company with financial consulting services, consisting of a review of deal structure and terms and related structuring advice in connection with the Company’s initial public offering (the “IPO”), for which LionTree Advisors is receiving a fee of (i) $2,208,000, which was paid upon the closing of the IPO, and (ii) $3,864,000, which will be payable upon the closing of the Company’s initial business combination (the “Engagement Letter”). The Company is refiling with this Current Report on Form 8-K a revised version of the Engagement Letter, which takes into account the upsize of the IPO. The foregoing description of the Engagement Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Engagement Letter that is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On November 23, 2021, the Company consummated an IPO of 27,600,000 units (the “Units”), at an offering price of $10.00 per Unit and a private placement with Infinite Sponsor, LLC of 13,540,000 private placement warrants at a price of $1.00 per warrant (the “Private Placement”). The net proceeds from the IPO together with certain of the proceeds from the Private Placement, $281,520,000 in the aggregate (the “Offering Proceeds”), were placed in a trust account established for the benefit of the Company’s public shareholders and the underwriters of the IPO with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the Offering Proceeds held in the trust account that may be released to the Company to pay its income taxes, if any, the Company’s amended and restated memorandum and articles of association provides that the Offering Proceeds will not be released from the trust account (1) to the Company, until the completion of its initial business combination, or (2) to its public shareholders, until the earliest of (a) the completion of the its initial business combination, and then only in connection with those Class A ordinary shares that such shareholders properly elected to redeem, (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to provide holders of its Class A ordinary shares the right to have their shares redeemed in connection with the Company’s initial business combination or to redeem 100% of its public shares if the Company does not complete its initial business combination within 21 months from the closing of the IPO or (B) with respect to any other provision relating to the rights of holders of its Class A ordinary shares, and (c) the redemption of the public shares if the Company has not consummated its business combination within 21 months from the closing of the IPO, subject to applicable law.

An audited balance sheet as of November 23, 2021 reflecting receipt of the Offering Proceeds has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Engagement Letter between the Company and LionTree Advisors
99.1	Audited Balance Sheet dated November 23, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2021

INFINITE ACQUISITION CORP.

	By:	/s/ James Rosenstock
	Name:	James Rosenstock
	Title:	Chief Financial Officer